Exhibit 10.7

FIRST AMENDMENT TO
QUADRANT BUSINESS PARK
STANDARD FORM MULTI-TENANT LEASE

THIS FIRST AMENDMENT TO QUADRANT BUSINESS PARK STANDARD FORM MULTI-TENANT LEASE (this "Amendment") is dated for reference purposes the 27th day of June, 2006, by and between STERLING REALTY ORGANIZATION CO., a Washington corporation, successor in interest to F. H. Braillard, doing business as The Quadrant Business Park ("Landlord"), and D3 TECHNOLOGIES, INC., a California corporation ("Tenant").

RECITALS

A.           Landlord and Tenant entered into that certain Quadrant Business Park Standard Form Multi-Tenant Lease dated June 23, 2005 (the "Lease"), for the lease of certain premises consisting of approximately 9,230 square feet located at Building F, 8217 44th Avenue West, Suite D, Mukilteo, Washington 98275 (the "Initial Premises").

B.           Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency cit which is hereby acknowledged, the parties agree as follows:

1.           Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the same meaning as they are given in the Lease.

2.           Expansion of Premises. Commencing on September 1, 2006 (the "Expansion Space Commencement Date"), the Initial Premises shall be expanded by 8,824 square feet of space located in Suite A of Building F, 8217 44th Avenue West, Mukilteo, Washington 98275 (the "Expansion Space"). The floor plan showing the exact location of the Expansion Space is attached hereto as Exhibit A. All terms and conditions of the Lease, as amended by this Amendment, shall apply to Tenant's lease of the Expansion Space.

3.           Expansion Space Term. Tenant's lease of the Expansion Space shall commence on the Expansion Space Commencement Date and shall continue through December 31, 2011 (the "Expansion Space Term"). Tenant shall have the right to extend the Expansion Space Term on the same terms and conditions as those set forth in the last two sentences of Section 3 of the Lease.

4.           Expansion Space Base Rent. Monthly Base Rent for the Expansion Space for the Expansion Space Term shall be as follows:

Term:	Base Rent:	Total Per Month:
9/1/06 – 12/31/06	$5,000.00	$5,000.00 + CAM
1/1/07 – 12/31/07	$9,706.00	$9,706.00 + CAM
1/1/08 – 12/31/08	$9,998.00	$9,998.00 + CAM
1/1/09 – 12/31/09	$10,298.00	$10,298.00 + CAM
1/1/10 – 12/31/10	$10,606.00	$10,606.00 + CAM
1/11/11 – 12/31/11	$10,925.00	$10,925.00 + CAM

5.           Improvements. Landlord shall, at Landlord's expense and on a turnkey basis, complete the tenant improvements to the Premises as depicted on the Floor Plan using the same finishes that were used in the Initial Premises provided, however, Tenant shall be responsible for paying for any specific Tenant upgrades (such as, without limitation, upgrades to finishes. structure and building systems). Tenant shall reimburse Landlord for the cost of any such upgrades within ten (10) days after receipt of an invoice from Landlord for such cost. Except for the improvements to be completed by Landlord, Tenant is leasing the Expansion Space in its “as is” condition.

6.            Ratification. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified by Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TENANT:

D3 TECHNOLOGIES, INC.

By:___________________________
Ed Knowles, CFO

LANDLORD:

STERLING REALTY ORGANIZATION CO.

By: ___________________________
David Schooler, President

QUADRANT BUSINESS PARK

STANDARD FORM-MULTI-TENANT LEASE

1.           PARTIES  This lease is made this 23rd day of June, 2005 between F. H. Braillard, owner, d.b.a. THE QUADRANT BUSINESS PARK, “Landlord”, and D3 TECHNOLOGIES, “Tenant”

2.           PREMISES   Landlord agrees to lease to Tenant, “The Premises” described in Exhibit “A” and consisting of approximately 9,230 S. F. (exact square feet to be determined within 30 days of execution and adjustments to this lease as required), of office space.  The Premises are a part of “The Building”, which Building is located on the “Real Property” described in Exhibit “B”.

3.           TERM  The term of this lease shall be 65 months commencing on the 1st day of August, 2005, and terminating on the 31st day of December, 2010, unless sooner terminated as provided herein; or extended pursuant to Paragraph twenty-two (22) herein.  Tenant may extend this lease for four (4), one (1) one year periods, at terms to be agreed to.  Tenant must notify Landlord, in writing, on hundred and eighty (180) days prior to each Lease Extension.

4.           POSSESSION
a.
If the Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant on the commencement date of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to tenant for any loss or damage resulting therefrom, but in that event all rent shall be abated during the period between the commencement of said term and the time when the Landlord delivers possession.

b.
The Landlord shall permit the Tenant to occupy the Premises on or before July 25th, 2005, such occupancy shall be subject to all the provisions of the Lease and shall not advance the termination date of this Lease.

c.
If Tenant should cause any delay in Landlord’s completion of the Premises, thereby delaying tenant’s occupancy of the Premises beyond the commencement date of this Lease, then the Landlord, may at it option require the Tenant to commence payment of rent on the stated commencement date as specified herein.

5.           RENT   Without prior notice or demand, Tenant agrees to pay Landlord as monthly rent for the Premises the sum of: (SEE SCHEDULE BELOW) on or before the fifth (5th) day of the first full calendar month of the term hereof and a like sum on or before the fifth (5th) day of each and every successive calendar month thereafter during the term hereof.  Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month.  Rent shall be paid to Landlord at the address to which notices to Landlord are to be given without deduction or offset in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.  In addition to base rent stated here, Tenant shall pay additional rent as their share of the Common Area Costs and Expenses, pursuant to Paragraph 8.

Term	Base Rent	CAM	Total Per Month
July 25-December 31, 2005	$5,000.00	$1,938.00	$6,938.00
January 1-December 31, 2006	$9,230.00	Current CAM Charges	$9,350.00 + CAM
January 1-December 31, 2007	$9,500.00	Current CAM Charges	$9,630.00 + CAM
January 1-December 31, 2008	$9,790.00	Current CAM Charges	$9,920.00 + CAM
January 1-December 31, 2009	$10,085.00	Current CAM Charges	$10,215.00 + CAM
January 1-December 31, 20010	$10,388.00	Current CAM Charges	$10,524.00 + CAM

6.           PREPAID RENT  Upon execution of this Lease, Tenant shall deposit with Landlord $6,964.00 (the “deposit”) as prepaid rent and shall be allocated as follows:

a.           Prepaid Rent
$     0       of the Deposit shall be applied to monthly rent due for the first month of the Lease term.
b.            $   6,938.00   of the Deposit shall e applied to monthly rent due for the last month of the Lease term.

7.           USE   Tenant shall use the Premises for engineering and general business offices, and other lawful purposes as may be incidental thereto and hereby agrees that it has determined to its satisfaction that the Premises can be used for those purposes.  The Premises may not be used for any other purposes without Landlord’s written consent. Outside storage, including without limitation, trucks and other vehicles, is prohibited Landlord’s written consent.  Tenant shall at his own expense and cost obtain any and all licenses and permits necessary for its use of the Premises, and shall promptly comply with all governmental orders and directives including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.  Tenant shall not permit any objectionable odors smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building or buildings on the Property, or unreasonably interfere with their use of their respective Premises.  In additional to any other remedies Landlord may have for a breach by Tenant of the terms of this Section 7, Landlord shall have the right ot have Tenant evicted from the Premises.  Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.

With respect to any release of toxic or hazardous substances or wastes or other condition of the Premises occurring on or after the date of the Lease and caused by or resulting from the negligent acts or omissions or willful misconduct of Tenant, its employee’s, authorized agents or contractors, and which release or other condition violates the provisions of, or necessitates any removal, treatment, or other remedial action under, any past, present, or future federal, state or local statute or ordinance or any regulation, directive, or requirement of any governmental authority with jurisdiction relating to protection of the environment, Tenant agrees to defend, indemnify, and hold harmless Landlord, its partners, employees, agents, and contractors, from and against any and all losses, claims, liabilities, damages, fines, costs, and expenses (including reasonable attorney’s fees and legal expenses) arising out of or resulting there from.  The provisions of this paragraph shall survive the termination or expiration of this Lease and the surrender of the Premises by tenant, with respect to releases, or conditions occurring prior to such termination, expiration, or surrender.  With respect to any release of toxic or hazardous substances, or wastes or other condition of the Premises occurring prior to the date of this Lease and caused by or resulting from the negligent acts or omissions or willful misconduct of Landlord, it's agents, or contractors, and which release or condition violates the provisions of, or necessitates any removal, treatment, or other remedial action under, any past, present, or future federal, state, or local statute or ordinance or any regulation requirement or directive of any governmental authority with jurisdiction relating to protection of the environment, Landlord agrees to defend, indemnify, and hold harmless Tenant from and against any and all losses, liabilities, damages, demands, fines, costs and expenses (including reasonable attorney’s fees and legal expenses) arising out of or resulting there from.

Tenant shall remove any sumps and clarifiers and any related Hazardous Materials (“Hazardous Material” shall mean any petroleum and petroleum products, asbestos, and PCB’s and any “hazardous substances”, “hazardous materials” or “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1908, as amended, the Hazardous Materials Transportation Act, as amended, or the Resource Conservation and Recovery Act, as amended, those substances, materials and wastes which are defined as “hazardous wastes” or as “hazardous substances” in the Washington health and safety codes or labor codes, and “hazardous” or “toxic” in the regulations adopted or publication promulgated pursuant to any of said laws in or about the Premises and associated with Tenant’s use and occupancy thereof upon the expiration or earlier termination of the lease.
Notwithstanding anything to the contrary contained herein, Landlord agrees that the Tenant shall not be responsible for, and Landlord shall hold Tenant harmless against any costs of cleanup or removal arising from or associated with any hazardous material existing in, on or throughout Premises, as of the date Tenant occupies the premises pursuant to the terms of this Lease.

Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building of any of its contents, or cause cancellation of Insurance Policy covering the Building or any part thereof of any of its contents.

Tenant shall not do or permit anything to be done in or about the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.  Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any signs, symbols, drapes or other materials without written consent of the Landlord.

Landlord gives Tenant and its employees, authorized representatives, and business invites a nonexclusive right to reasonable use and enjoyment of the Common Areas, subject to Landlord’s rights set forth herein.

8.           TENANT’S SHARE OF COMMON COSTS AND EXPENSES   Tenant shall pay as additional rent their share of the common costs and expense of the operation and maintenance of the Property.  Tenant’s Share is estimated to be equal to $0.21 for each square foot of the Premises for the first accounting period of the Lease term, which is currently $1,938.00 per month.

An accounting period is a calendar year.  The first accounting period shall commence on the date the Lease term commences, and the last accounting period shall and on the date the Lease term expires.  The first accounting period of the Lease term shall be the first full calendar year of the Lease term.  Landlord may adjust the Estimated Common Costs and Expenses at the commencement of each new accounting period throughout the Lease term, whereupon Tenant’s share shall be adjusted accordingly.  If at any time during any accounting period, Landlord determines that he actual Common Costs and Expenses for the remainder of such accounting period will vary by more than five percent (5%) from the Landlord’s original estimate, Landlord may, by written notice to Tenant, adjust the Common Cots and Expenses for the remainder of such accounting period, and, accordingly, Tenant’s Share to be paid hereunder.  If the actual Tenant’s Share of the Common Area Costs and Expenses exceeds Tenant’s payments made, Tenant shall pay to Landlord the deficiency within thirty (30) days of Tenant’s receipt of such statement of deficiency.  If Tenant’s payments made during the accounting period exceed the actual Tenant’s Share, Landlord may, at Landlord’s sole discretion, pay excess to Tenant at the time Landlord furnishes said statement to credit the excess toward Tenant’s payments of the Tenant’s share of the next succeeding accounting period.

Common Costs and Expenses shall include the “Property Taxes” and “Operating Expenses”.  Property Taxes shall include, without limitation, all real and personal taxes, charges and assessments imposed on the Premises, Building, Property or Common Areas, and any other taxes, charges or assessments assessed against the Landlord, Premises, Building, or Common Area in connection with the use or occupancy of the Premises at any time during the term of this Lease.  “Operating Expenses” shall mean the annual Operating Expenses which include, without limitation, all operating costs incurred by Landlord or on behalf of the Premises in maintaining, operating, and providing services to and for the Building, Property, and Common Areas, including, without limitations, the costs of maintenance, utilities, supplies, insurance, service contracts, advertising, independent contractors, property management, a reserve account for the replacement of capital items, compensation of all persons who perform regular and recurring duties connected with the Building, Property, and Common Areas, its equipment, utilities, sprinkler systems, and operation thereof, and an allowance to Landlord or Landlord’s agent for supervision of such maintenance, operation, services and repairs of the Building, Property, and Common Areas and any and all assessments charges to Landlord or the property, in connection with the operation, repair and maintenance of the Common Areas.

9.           REPAIR RESPONSIBILITY
a.           By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair.  Tenant shall supply a punch list, within five (5) days of possession that will describe any exception items for Landlord to repair at Landlord’s expenses.  Tenant shall, when and if needed, at Tenant’s sole expense, make repairs to the Premises and every part thereof including electrical, plumbing, lighting, heating, and air conditioning.  Tenant shall surrender the Premises to Landlord in good condition upon the expiration or sooner termination of this Lease; provided however, that Tenant shall not be held responsible for damage to the Premises from causes beyond the reasonable control of Tenant, to the extent covered by Landlord’s fire and extended coverage insurance policy, or for ordinary wear and tear.  Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever, to alter, remodel, improve, repair, redecorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

b.           Landlord, at its option for the benefit of the Tenant and to assure proper maintenance of the heating and air conditioning, may engage a maintenance firm to maintain the heating, ventilation and air conditioning system (if any) servicing the Premises.  Tenant shall pay to Landlord, or, at Landlord’s election, directly to the maintenance firm, Tenant’s share of the cost of such maintenance.

c.           Except as provided herein, Tenant shall, at its expense clean, maintain and keep in good repair throughout the term of this Lease the entire Premises and appurtenances, including without limitation, signs, windows, doors, skylights, and trade fixtures including the cleaning of glass and woodwork on both sides of the interior wall separating their Premises from the Interior Common area do the Building.

d.           Notwithstanding the provisions of Article 9a. above, but subject to the provisions of Paragraph 15, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord only in so for as such heating, air conditioning and electrical system provide service to the entire Building, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable costs of such maintenance and repairs.  Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written of the need of such repairs or maintenance is given to Landlord by Tenant.  Except as provided in Articles 15 and 16 hereof, there shall be no abatement of rent and no liability by Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment therein.  Tenant waives the right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

10.           MAINTENANCE AND MANAGEMENT
a.           Landlord shall maintain the Common Areas in good condition at all times and shall have the right to:
1.	Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance management, use and operation of the Building.
2.	Make changes, to the Common Areas including, without limitation, structural and decorating changes in interior common area, the location of entrances, exits and parking areas.

b.           Common Areas, as defined in this Lease, mean all parts of the interior and exterior of the Building, and related land areas and facilities outside the individual Premises but constituting a part of the Building.  Common Areas include, without limitation:
1.	The property upon which the Premises are located, pedestrian walkways, landscaped areas, sidewalks, loading areas and roads located on the Property.
2.
The structural parts of the Building and other improvements in which the Premises are located, which structural parts include only the foundation, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights).

3.	The unexposed electrical, plumbing, and sewage systems lying outside the Premises.
4.	External window frames, gutters, and downspouts on the Building in which the Premises are located.
5.	Those cretin open areas, landscaped areas, and roadways, utility systems and facilities located outside the Premises and Building but constituting a party of the Property.

c.           Landlord shall not be liable, nor shall the rent be abated because of services caused by accident, strike, necessity for repairs, or for any other reason beyond its control.

11.           UTILITIES.    Tenant shall pay, prior to delinquency, for heat, light, water and other utility services supplied to the Premises and will pay any required deposits.  Water sewer and other utility charges for which separate billings are not available shall be prorated by Landlord based on the ratio of the number of square feet in the Building, provided, however, that Landlord may increase Tenant’s prorata portion of any such charges to reflect unusual or excessive utility system demands.  Separate charges may be made to reflect unusual or excessive utility system demands where not separately metered.

12.           ALTERATIONS AND ADDITIONS BY TENANT.    Tenant may make, at its sole expense, such additional improvements or alterations to the Premises, which it may deem necessary or desirable including altering and/or adding, relocating or removing restrooms.  However, any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved in writing by Landlord.  All work performed shall be done in a workmanlike manner and with materials (where not specifically described in the specifications) of the quality and appearance standard in the Building and shall become the property of the Landlord.  Landlord may require Tenant to remove any improvements or alterations at the expiration of the term, such removal to occur at Tenant’s sole cost and expense.  At the end of the lease period, all improvements made by Tenant shall become the property of the Landlord and shall remain on the Premises.

13.           LIENS.    Tenant shall keep the Premises and the property in which the Premises are situated free from all liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and on-half (1 1/2) times any and all estimated cost of any improvements, additions, or alterations to the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.

14.           INSURANCE.    Landlord shall procure throughout the term of the lease fire and extended coverage insurance in the amount of the full insurable value of the Building containing the Premises.  Tenant assumes the risk of loss of its furnishings, trade fixtures, equipment and supplies which shall not be insured under the above policy.  Tenant agrees to procure and maintain throughout the term of the Lease at Tenant’s sole cost and expense, liability insurance underwritten by a form satisfactory to Landlord covering all persons and property on Premises in connection with Tenant’s business in the following amounts:

a.	$1,000,000 combined Single Limit for Bodily Injury and Property Damage or
b.	$500,000/$1,000,000 for Bodily Injury and $250,000 each occurrence for Property Damage.
Landlord shall be named as an additional insured and shall be furnished with a certificate of insurance.  Such coverage shall be primary and noncontributing with any insurance carried by the Landlord.  The liability insurance policy shall contain endorsements requiring 90 days notice to Landlord prior to and cancellation or any reduction in amount of the coverage.  Tenant as a material part of the consideration to be rendered to Landlord, hereby agrees to defend, indemnify and hold harmless Landlord against any and all claims, costs and liabilities, including reasonable attorney’s fees, arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business, or from any activity, work or things done, permitted of suffered by Tenant’s agents, contractors or employees.

15.           DESTRUCTION.    If the Premises or the Building is destroyed or damaged by fire, earthquake or other casualty to the extent that they are untentatable in whole or in part, then at Landlord’s option, Landlord may proceed with reasonable diligence to rebuild and restore the Premises or such part thereof, provide that within thirty (30) days after such destruction or injury landlord shall notify Tenant in writing of Landlord’s intention to do so.  During the period from destruction or damage until restoration, the rent shall be abated in proportion to the share of the Premises, which Landlord determines is unfit for occupancy.  If damage is due to the fault or neglect of Tenant or its agents, employees, invitees or licensees, there shall be not abatement of rent.  If Landlord shall fail to notify Tenant, then this Lease shall, at the expiration of the time for giving of notice as herein provided, be deemed terminated and at an end.  Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, partitions, or any other property installed in the Premises by Tenant, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

16.           CONDEMNATION.     If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date of the condemning authority takes possession.  If more than 25% of the floor area of Premises is taken by condemnation, Tenant may by written notice within ten (10) days after notice of such taking, or absent of such notice, within ten (10) days after the condemning authority takes possession terminate this Lease as of the date the condemning authority takes possession.  If Tenant does not so terminate, this lease shall remain in effect as to the portion of the Premises remaining except that the rent shall be reduced in the proportion that the floor area taken bears to the original total floor area, provided that circumstances makes abatement based on the floor area unreasonable, the rent shall abate by a reasonable amount to be determined by Landlord.  In the event Tenant elects not to terminate the Lease with respect to any part of the Premises remaining after condemnation, Landlord shall have no responsibility to restore such part of the Premises to its condition prior to condemnation.  Any award for the taken of all or a part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of the Landlord, whether made as compensation for diminution in value or the leasehold or for the taking of the fee or as severance damages, provided that Tenant shall be entitled to such compenstion as may be separately awarded or recoverable by Tenant in Tenant’s own right for the loss of or damage to Tenant’s trade fixtures and removable personal property.  Landlord shall not be liable to Tenant for the Loss of all or any part of the Premises taken by condemnation.

17.           ASSIGNMENT AND SUBLETTING.     Tenant shall not assign, let or sublet this Lease or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises without first obtaining written consent of Landlord.  This Lease shall not be assignable by operation of law.  Landlord shall not unreasonably withhold approval of the proposed assignee whose credit worthiness is comparable to that of Tenant.  Landlord shall not unreasonably withhold approval of the proposed assignee whose credit worthiness is comparable to that of Tenant.  Landlord reserves the right to recapture the Premises, or applicable portion thereof, in lieu of giving its consent by notice given to Tenant within twenty (20) days after receipt of Tenant’s written request for assignment or subletting.  Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of the Tenant’s request. If Landlord elects not to recapture and thereafter gives its consent, Landlord and Tenant agree that Landlord may charge Tenant a reasonable sum, not to exceed $500.00, to reimburse Landlord for legal and administrative costs incurred in accommodating this Assignment and/or Subletting.  Tenant and Landlord to share equally in any rental and other proceeds paid to Tenant in excess of the rent to be paid to Landlord under the terms of this Lease.  If Tenant is a corporation, and transfer of this Lease from Tenant by merger, consolidation or liquidation or any change in the ownership, or power to vote the majority of the outstanding voting stock of Tenant, said transfer shall constitute an assignment for the purposes of this section.  If Tenant is a partnership, any other change in the individuals or entities of which the partnership is composed shall constitute an assignment for purposes of this section.  Subject to the provisions above, this Lease shall be binding upon and inure to the benefit of the parties, and successors and assigns.

18.           DEFAULT.     The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by the Tenant.

1.           Vacation or abandonment of any portion of the Premises.
2.           Failure by Tenant to make any payment required as and when due, where such failure shall continue after five (5) business days written notice form Landlord.
3.           Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of thirty (30) days after written notice form Landlord.
4.           a. (I) the making of any general assignment or general arrangement for the benefit of creditors, (II) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (III) the appointment of a trustee or receiver to take this Lease; (IV) the seizure by any department of any government or any officer thereof of the business or property of Tenant; (V) adjudication that Tenant is bankrupt.
b. Notice by Tenant of Default. Tenant shall notify Landlord promptly of any default not by its nature necessarily known to Landlord.

c. Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant in writing specifying wherein Landlord has failed to perform; provided that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant’s notice and thereafter completes Landlord’s performance within a reasonable time.

19.           REMEDIES IN DEFAULT.     In event of any default or breach, Landlord may, at any time without waiving or limiting any other right or remedy, reenter and take possession of the premises or terminated this Lease, or pursue any remedy allowed by law or equity.  Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses or reletting, and any other costs or damages arising out of Tenant’s default including, without limitation, the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker’s commissions and legal fees not withstanding any reentry or termination, the liability of Tenant for the rent provided for therein shall not be extinguished for the balance of the term of this Lease, and Tenant covenants and agrees to make good to the Landlord any deficiency arising form reletting the Premises at a lesser rent than herein agreed to.  Tenant shall pay such deficiency each month as the amount thereof as ascertained by the Landlord.

20.           ACCESS.     Tenant shall permit Landlord to enter the premises at reasonable times for any reasonable purpose including but not limited to inspecting, altering and repairing the Premises and ascertaining compliance with provisions thereof by Tenant, but nothing herein shall be construed as imposing any obligation on Landlord to perform any such work or duties.  Landlord may also show the premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not interfere with Tenant’s business operation.

21.           WAIVER OF SUBROGATION.     Tenant and Landlord each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of incident ot the perils covered by fire and extended coverage, and liability insurance endorsements approved for use in Washington which occur in, or about the Premises, weather caused by the negligence of either party, their agents employees, or otherwise.

Each party shall obtain from its insurer(s) provisions permitting waiver of any claim against the other party for loss or damage within the scope of the above insurance.  The release and waiver of recovery contained herein shall be limited by, and shall be coextensive with; the waiver provisions of the Insurance policies procured by and maintained by the parties pursuant to this Lease, if either Landlord or Tenant is unable to obtain its insurer’s permission to waiver of any claim against the other party, Landlord or Tenant shall promptly notify the other party of such inability.

22.           HOLDOVER TENANCY.     If (without execution of a new Lease or written extension) Tenant shall hold over after the expiration of the term of this Lease with Landlord’s written consent, Tenant shall be deemed to be occupying the premises as a Tenant form month to month which tenancy may be terminated as provided by law.  If tenant shall hold over after expiration of the term of the Lease without Landlord’s written consent, Tenant’s rent payable hereunder shall be increased by fifty (50) percent over Tenant’s rent required in the last month of the term of this Lease.  During any such tenancy, Tenant agrees to be bound by all of the terms, covenants and conditions as specified, in so far as applicable.

23.           COMPLIANCE WITH LAW.     Tenant shall not use Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation currently in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the conditions, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts.  The Judgment of any court of competent jurisdiction of the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

24.           RULES AND REGULATIONS.     Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate.  Landlord reserves the right from time to time to make reasonable modifications to said rules.  The additions to those rules shall be binding upon delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other Tenants or occupants.  At this date June 23, 2005, there are no written rules or regulations in effect.  The only rule in place is that no Tenant may park any vehicle in front of any roll-up door that is not part of there demised space.

25.           PARKING.     Tenants shall have the right to use, in common with other tenants and occupants of the Building, the parking facilities of Building subject to the rules and regulations and any charges of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term hereof.

26.           MORTGAGES, DEEDS OF TRUST, PURCHASERS (ESTOPPEL STATEMENT).      It is understood and agreed that Landlord may sell, mortgage or grant deeds of trust with respect to the Premises, the Building or Property.  Tenant agrees to execute, within twenty (20) days following Landlord’s request, such reasonable certificates as may required by a mortgage or trust deed beneficiary stating that the Lease is in full force and effect and the dates to which the rent and charges have been paid.  Upon a foreclosure or conveyance in lieu or foreclosure, and a demand by Landlord’s successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease.

27.           SUBORDINATION.     Tenant agrees that this Lease and all renewals and modifications, supplements, consolidations and extensions therefore shall be subordinate to the Lien of any mortgages or deeds of trust now or hereafter placed against the Property or Building to which the Premises comprise a part, provided, however in the event that any mortgagee or beneficiary shall so elect, Landlord reserves the right to subordinate this Lease to said mortgage or deeds of trust upon the terms required by such mortgagee or beneficiary.  Not withstanding the above, so long as Tenant is not in default herein, this Lease shall remain in full force and effect for the full term hereof.

28.           TENANTS PROPERTY.     Furnishings, trade fixtures and equipment installed by Tenant shall be the property of the Tenant.  On termination of the Lease, Tenant shall remove any such property.  Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installment or removal of such property.

29.           REMOVAL OF PROPERTY.     All personal property of Tenant remaining in the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord.  Landlord may store such property in any place selected by Landlord including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell stored property without notice to Tenant.  The proceeds of such sale shall be applied first to the costs of such sale, second to the payment of the cost of removal and storage, if any and third to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, and balance if any to be paid to Tenant.

30.           PERSONAL PROPERTY TAXES.     Tenant shall pay, or cause to be paid, before delinquency, any and all personal property taxes taxes levied or assessed, which become payable during the term hereof upon Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises.  In the event any or all of the Tenaors Leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes.

31.           NOTICES.     All notices under this Lease shall be in writing and shall be effective when mailed or delivered to Landlord, c/o:

F. H. Braillard QUADRANT
BUSINESS PARK
P.O. Box 1000 Muldteo, WA
98276 Phone 425-366-8048

Or to Tenant at the following address, or to such other address as either party may designate to the other in writing from time to time.

D-3 Technologies
4838 Ronson Court
San Diego, CA
92111 Phone 868-
671-1686

32.           GENERAL PROVISIONS.
a.           Plats and Riders.  Clauses, plats and riders, if any signed by Landlord and Tenant and endorsed on or affixed to this lease are part Thereof.

b.           Waiver.  The waiver by either party to any term covenant or condition herein contained shall not be deemed to be a waiver of such term covenant or condition on any subsequent breach of the same or any other term covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant to any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of rent.  No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing and signed by Landlord’s duly authorized representative.

c.           Joint Obligation.  If there be more than on Tenant the obligation hereunder imposed upon Tenants shall be Joint and several.

d.           Marginal Headings.  The marginal headings and section titles in the Sections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

e.           Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

f.           Recordation.  Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

g.           Late Charges.  Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises; therefore, in the event Tenant should fail to pay any Installment of rent or any other sum due hereunder within five (5) days after such amount is due, Tenant shall pay to Landlord as additional rent a late charge equal to 5% of each installment or the sum of $50.00 per month, whichever is greater.  Tenant will pay a $25.00 charge to Landlord for each returned check.  In addition, any sums due to Landlord under terms of this Lease which is not paid when due shall bear interest at the rate of 18% from the date the same becomes due and payable until paid.

h.           Prior Agreements.  This Lease contains all the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any matters shall be effective for any purpose.  No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in Interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

i.           Inability to Perform.  This Lease and the obligations of the Tenant hereunder shall not be affected impaired because the Landlord is unable to fulfill any of its obligations hereunder, or is delayed in doing so, if such inability is caused by reason of strike, labor trouble, acts of God or any other cause beyond the reasonable control of the Landlord.

j.           Attorney’s Fees.  If either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any rent due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of said Premises to Landlord and/or eviction of Tenant during said term or after the expiration thereof, the prevailing party will be entitled to reasonable sum for attorney’s fees, witness fees and court costs, including costs of appeal.

k.           Sale of Property.  In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be and hereby entirely freed and retieved of all liability under any and aU of Its covenants and obligations contained in or derived from this Lease arising out of an act, occurrence, or omission accruing after the consummation of such sale or assignment; and the purchaser or assignee of such sale or assignment or any subsequent sale or assignment; and the purchaser or assignee of such sale or assignment or any subsequent sale or assignment of Lease, the Property or Building, shall be deemed, without any further agreement between the parties or their successors in Interest or between the parties and any such purchaser or assignee have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

l.           Name.  Tenant shall not use the name of the Building or of the development of which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

m.           Severability.  Any provision of this Lease which shall prove invalid, void or Illegal shall in no way affect, Impair or invalidate any other provision here of and such other provisions shall remain in full force and effect.

n.           Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at Jaw or en equity.

o.           Choice of Law.  The laws of the State of Washington shall govern this Lease.

p.           Light, Air and VieW.  Landlord does not guarantee the continued present status of light, air, or view over any improvements adjoining or in the vicinity of the Building.

q.           Interpretation.  This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsef.

r.           Keys.  Upon termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of rent.  Tenant shall inform Landlord of all combination locks, safes and vaults, if any in the Premises.

33.           SIGNS.     Signage is allowed per individual suites and must be approved in writing by Landlord prior to installation.

34.           NORMAL BUSINESS HOURS.     If use defined under section 7 is a retail activity, Tenant agrees to maintain normal business hours consisted with similar retail business in the area.  Failure to maintain normal business hours shall be deemed a default under the terms of this Lease.

35.           AUTHORITY OF PARTIES.
a.           Corporate Authority.  If Tenant is a corporation each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Leas is binding upon said corporation and all its officers in accordance with its terms.

b.           Limited Partnerships.  If the Landlord herein is a Limited partnership, it is understood and agreed that any claims by tenant ion Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

36.           RELOCATION.      To accommodate the changing needs of the tenants in the park, Tenant agrees, if requested, to cooperate with Landlord in relocating to different premises within the park to help Landlord meet those changing space needs.  Any relocation will be done so as to minimize the impact on the Tenant, and the costs of said relocation would be the responsibility of the Landlord.  Tenant agrees if requested to cooperate with landlord in evaluating proposals to relocate to different premises within the park to help Landlord meet those changing space needs. Tenant agrees not to unreasonably decline any such requests to relocate.  However, Tenant reserves the right to decline any such request when the proposed relocation will, in the opinion of Tenant, have a negative impact upon the conduct of its business.

37.           COMMISSIONS.     No commissions are payable in connection with this transaction.

38.           PERSONAL GUARENTEE.     This lease is entered into by the Landlord conditioned upon an in reliance upon the personal guarantee of the terms and conditions contained herein by the persons identified as Personal grantors on the signature page attached hereto.

39.           EXHIBITS.    A-The Premises, B-Legal Description, C-Landlord Provided Tenant Improvements.

THIS LEASE IS SUBJECT TO ACCEPTANCE BY THE LANDLORD.

IN WHITNESS HEREOF, the parties hereto have executed this Lease the date and year above written.

Landlord	Tenant
F. H. Braillard	D-3 Technologies
QUADRANT BUSINESS PARK	4838 Ronson Court
PO Box 1000	San Diego, CA
Mukilteo, WA 98275	92111
Phone 425-355-9048
__________________________________	________________________________
LANDLORD	TENANT
Date: 6/24/05	Date: 27, June 2005